Exhibit 10.1

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement is entered into as of April 26, 2013 (the “Amendment”), by and between Avidbank Corporate Finance, a division of Avidbank (“Bank”), Auxilio, Inc., a Nevada corporation (“Auxilio”) and Auxilio Solutions, Inc., a California corporation (“Auxilio Solutions”).  Each of Auxilio and Auxilio Solutions are referred to herein as a “Borrower”, and collectively, as the “Borrowers”.

RECITALS

Borrowers and Bank are parties to that certain Loan and Security Agreement dated as of April 19, 2012 and as amended from time to time (the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.           The following definitions in Section 1.1 of the Agreement is amended in its entirety to read as follows:

“Borrowing Base” means an amount equal to eighty percent (80%) of (i) Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrowers, minus (ii) the Accrued Client Lease Payables and minus (iii) the Accrued Equipment Pool Liability.

“Revolving Maturity Date” means April 26, 2014.

2.           Clause (c) of the defined term “Permitted Indebtedness” set forth in Section 1.1 of the Agreement is amended in its entirety to read as follows:

(c)           Indebtedness secured by a lien described in clause (c) of the defined term “Permitted Liens,” provided (i) such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness and (ii) such Indebtedness does not exceed $150,000 in the aggregate at any given time (or such other amount as consented to by Bank prior to such incurrence); and

3.           In addition to the Permitted Indebtedness and Permitted Liens with respect to financed equipment as set forth in the Agreement, Bank consents to Borrower’s incurrence of up to $300,000 in new Indebtedness in calendar year 2013 with respect to additional financed equipment, and such Indebtedness shall constitute “Permitted Indebtedness” under the Agreement, provided that such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment being financed with such Indebtedness and any Lien on such financed equipment to secure the purchase price of such equipment or indebtedness is incurred solely for the purpose of financing the acquisition of such equipment.

4.           Up to $74,000 of total invoices dated September 1, 2011 or earlier with respect to equipment purchases by St. Alphonsus shall not be included in the calculation of cross-aged accounts with respect to which St.

Alphonsus is the account debtor, pursuant to clause (b) of the definition of “Eligible Accounts” set forth in Section 1.1 of the Agreement.

5.           Section 2.1(a)(ii) is amended in its entirety to read as follows:

Whenever Borrowers desire an Advance, Borrowers will notify Bank by email, facsimile transmission or telephone no later than 2:00 p.m. Pacific Time, on the Business Day that is one day before the Business Day the Advance is to be made.  Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto.  Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank’s discretion such Advances are necessary to meet Obligations which have become due and remain unpaid.  Bank shall be entitled to rely on any email or telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrowers shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance.  Bank will credit the amount of Advances made under this Section to a Borrower’s deposit account with Bank.

6.           Section 2.3(a) is amended in its entirety to read as follows:

(a)           Interest Rates.  Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding Daily Balance thereof, at a rate equal to two percent (2.0%) above the Prime Rate.

7.           The second sentence in Section 2.3(c) is amended in its entirety to read as follows:

The minimum interest payable with respect to any calendar quarter shall be $5,000.

8.           Section 2.3(d) is amended in its entirety to read as follows:

(d)           Lockbox.  Borrowers shall cause all account debtors to wire any amounts owing to Borrowers to such account (the “Bancontrol Account”) as Bank shall specify, and to mail all payments made by check to a post office box under Bank’s control.  All invoices shall specify such post office box as the payment address.  Bank shall have sole authority to collect such payments and deposit them to the Bancontrol Account.  If a Borrower receives any amount despite such instructions, Borrower shall immediately deliver such payment to Bank in the form received, except for an endorsement to the order of Bank and, pending such delivery, shall hold such payment in trust for Bank.  One Business Day after clearance of any checks, Bank shall credit all amounts paid into the Bancontrol Account to Borrowers’ operating account at Bank, provided however that Bank may, in its sole discretion, credit any amounts paid into the Bancontrol Account first against any amounts outstanding under the Revolving Line, and then any remaining balance of such amount shall be credited to Borrowers’ operating account.  Borrowers shall enter into such lockbox agreement as Bank shall reasonably request from time to time.

9.           Section 6.3(a) is amended in its entirety to read as follows:

(a) within twenty five (25) days after the last day of each month, aged listings of accounts receivable and accounts payable, together with a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto; and a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto

10.           Section 6.4 of the Agreement is amended in its entirety to read as follows:

6.4 Audits. Bank shall have a right from time to time hereafter to audit Borrowers’ Accounts and appraise Collateral at Borrowers’ expense, provided that such audits will be conducted no more often than every six (6) months and shall not exceed $7,500 per audit unless an Event of Default has occurred and is continuing.

11.           Section 6.8 of the Agreement is amended in its entirety to read as follows:

6.8           Accounts.

(a)           On and after June 18, 2013, Borrowers shall maintain and shall cause each of its Subsidiaries to maintain all of their depository and operating accounts with Bank. Until such time as Borrowers are in compliance with the foregoing sentence, Borrowers shall maintain at all times a balance of unrestricted cash and cash equivalents (not including any cash held in Bancontrol Account) at Bank of at least $400,000, measured on a monthly basis.

(b)           With respect to any investment or other account at or with any bank or financial institution other than Bank, Borrowers shall cause the applicable bank or financial institution (other than Bank) to execute and deliver an account control agreement or other appropriate instrument with respect to such account to perfect Bank’s Lien in such account in accordance with the terms hereunder.

12.           Section 6.9 of the Agreement is amended in its entirety to read as follows:

6.9           Minimum Liquidity.  Borrowers shall maintain at all times a ratio of unrestricted cash and cash equivalents (not including any cash held in Bancontrol Account) plus all accounts receivable to all Obligations owing to Bank at least 1.75 to 1.00, measured on a monthly basis.

13.           Section 6.10 of the Agreement is amended in its entirety to read as follows:

6.10           Minimum Adjusted EBITDA.  Borrowers’ Adjusted EBITDA shall be positive, as measured on a quarterly basis; provided however that Borrowers’ Adjusted EBITDA may be an Adjusted EBITDA loss of up to $200,000 for any single quarter so long as Borrowers achieve a positive Adjusted EBITDA for the prior quarter and subsequent quarter.

14.           Exhibit D to the Agreement is replaced with the Exhibit D attached hereto.

15.           Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Each Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

16.           Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

17.           This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof.  Notwithstanding the foregoing, Borrowers shall deliver all original signed documents no later than ten (10) Business Days following the date of execution.

18.           As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)           this Amendment, duly executed by Borrowers;

(b)           corporate resolutions and incumbency certificates duly executed by each Borrower;

(c)           an amendment fee equal to $10,000, plus an amount equal to all Bank Expenses incurred through the date of this Amendment; and

(d)           such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[REMAINDER of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

AUXILIO, INC.

By: ____________________________________

Title: ___________________________________

AUXILIO SOLUTIONS, INC.

By: ____________________________________

Title: ___________________________________

AVIDBANK CORPORATE FINANCE, A DIVISION OF AVIDBANK By: ______________________________________ Title: _____________________________________

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	AVIDBANK CORPORATE FINANCE, A DIVISION OF AVIDBANK
FROM:	AUXILIO, INC. and AUXILIO SOLUTIONS, INC.

The undersigned authorized officer of AUXILIO, INC. and AUXILIO SOLUTIONS, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the “Agreement”), (i) each Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrowers stated in the Agreement are true and correct as of the date hereof.  Attached herewith are the required documents supporting the above certification.  The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

Monthly Cash Position	Monthly within 25 days		Yes	No
A/R & A/P Agings + Compliance Cert	Monthly within 25 days		Yes	No
Quarterly financial statements	Quarterly within 45 days		Yes	No
Annual (CPA Audited)	FYE within 120 days		Yes	No
10K and 10Q	(as applicable)		Yes	No
A/R Audit	Semi-Annual		Yes	No
IP Notices	As required under Section 6.10		Yes	No

Financial Covenant	Required	Actual	Complies

Minimum Cash at Bank (until all of Borrowers’ accounts outside of Bank have been closed)	$400,000	$__________	Yes	No

Minimum Liquidity Ratio (monthly)	1.75 : 1.00	_____: 1.00	Yes	No

Adjusted EBITDA – for the prior quarter Adjusted EBITDA – for current quarter	Maximum Adjusted EBITDA loss of $200,000 allowed, as long as Adjusted EBITDA for the prior and subsequent quarter are positive	$__________ $__________	Yes Yes	No No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,	AUTHORIZED SIGNER

Date:

Verified:
SIGNATURE	AUTHORIZED SIGNER

Date:
TITLE
	Compliance Status		Yes	No

DATE